Exhibit 5

1000 Jackson Street Toledo, Ohio 43604-5573	419.241.9000 419.241.6894 fax

www.slk-law.com
August 6, 2009
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, OH 43604

Re:	HEALTH CARE REIT, INC.: Registration Statement on Form S-8 Health Care REIT, Inc. Amended and Restated 2005 Long-Term Incentive Plan
Ladies and Gentlemen:
     We have acted as counsel to Health Care REIT, Inc. (the “Company”) in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 4,000,000 shares of common stock of the Company, par value $1.00 per share (the “Securities”), issuable under the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”), including, without limitation, options and other rights to purchase or acquire the Securities.
     In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth, including the resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities (the “Resolutions”).
     Based upon the foregoing, it is our opinion that the Securities, when and if issued and delivered in accordance with the Company’s Second Restated Certificate of Incorporation, as amended at any time prior to the time of issuance of the Securities, the Resolutions, the terms of the Plan and any relevant award agreements duly authorized by the Plan, whether issued as restricted stock awards or other stock awards in accordance with the terms of the Plan or pursuant to valid exercises of stock options granted under the Plan, will be legally and validly issued and fully paid and non-assessable.
     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/ Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP